As filed with the Securities and Exchange Commission on July 22, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

OBALON THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-1828101 (I.R.S. Employer Identification No.)

5421 Avenida Encinas, Suite F
Carlsbad, California 92008
(Address of Principal Executive Offices) (Zip Code)

Obalon Therapeutics, Inc. 2016 Equity Incentive Plan
Obalon Therapeutics, Inc. 2016 Employee Stock Purchase Plan
(Full Title of the Plan)
______________________________________________________________
William Plovanic
President and Chief Financial Officer
Obalon Therapeutics, Inc.
5421 Avenida Encinas, Suite F
Carlsbad, California 92008
(844) 362-2566
(Name, address, and telephone number, including area code, of agent for service)
_________________
Copy  to:
B. Shayne Kennedy
LATHAM & WATKINS LLP
 650 Town Center Drive, 20th Floor
Costa Mesa, California 92626
Telephone: (714) 540-1235
Facsimile: (714) 755-8290

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value per share
--- Obalon Therapeutics, Inc. 2016 Equity Incentive Plan	1,075,902 (3)	$0.60	$645,541.20	$78.24
--- Obalon Therapeutics, Inc. 2016 Employee Stock Purchase Plan	268,975 (4)	$0.60	$161,385.00	$19.56
Total	1,344,877	—	$806,926.20	$97.80

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that becomes issuable under the Obalon Therapeutics, Inc. 2016 Equity Incentive Plan (as amended, the “2016 Plan”) or Obalon Therapeutics, Inc. 2016 Employee Stock Purchase Plan (as amended, the “2016 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee. The maximum price per share and the maximum aggregate offering price are based upon the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq Global Market on July 18, 2019, which date is within five business days prior to filing this Registration Statement.

(3) Represents additional shares of the Registrant’s common stock that became available for issuance on January 1, 2019 under the 2016 Plan, pursuant to the evergreen provision of the 2016 Plan.

(4) Represents additional shares of the Registrant’s common stock that became available for issuance on January 1, 2019 under the 2016 ESPP, pursuant to the evergreen provision of the 2016 ESPP.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering an additional 1,344,877 shares of common stock of Obalon Therapeutics, Inc. (the "Registrant") issuable under the following employee benefit plans for which registration statements of the Registrant on Form S-8 (File No. 333-213988, File No. 333-218482 and File No. 333-224864) are effective: (i) the Obalon Therapeutics, Inc. 2016 Equity Incentive Plan (as amended, the "2016 Plan") which, as a result of the operation of an automatic annual increase provision therein, added 1,075,902 shares of common stock, and (ii) the Obalon Therapeutics, Inc. 2016 Employee Stock Purchase Plan (as amended, the "2016 ESPP") which, as a result of the operation of an automatic annual increase provision therein, added 268,975 shares of common stock.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Commission on February 22, 2019, as amended on April 30, 2019;

b)	the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on June 13, 2019;

c)	the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019, filed with the Commission on May 10, 2019;

d)
the Registrant’s Current Reports on Form 8-K, filed with the Commission on January 3, 2019 (Items 8.01 and 9.01 only), January 25, 2019, February 19, 2019, April 3, 2019 (Items 2.05 and 8.01 only), May 17, 2019, May 22, 2019, May 28, 2019 (Items 1.01 and the related exhibits included under 9.01 only), May 30, 2019, May 31, 2019, June 10, 2019, June 24, 2019, June 28, 2019 and July 12, 2019; and

e)	the Registrant’s Current Report on Form 8-K/A, filed with the Commission on May 30, 2019; and

f)
the description of the Registrant’s common stock in our registration statement on Form 8-A filed with the Commission on September 27, 2016 and any amendment or report filed with the Commission for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, on the date hereof or after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual, quarterly or current report of the Registrant or document that is not deemed filed under such provisions. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Date Filed	File Number	Filed Herewith

4.1	Restated Certificate of Incorporation of Obalon Therapeutics, Inc.	S-1/A	3.2	9/26/16	333-213551

4.2	Certificate of Amendment to the Restated Certificate of Incorporation of Obalon Therapeutics, Inc.	8-K	3.3	6/14/18	001-37897

4.3	Amended and Restated Bylaws of Obalon Therapeutics, Inc.	S-1/A	3.4	9/26/16	333-213551

4.4	Form of Common Stock Certificate.	S-1	4.1	9/9/16	333-213551

5.1	Opinion of Latham & Watkins LLP.					X

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					X

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.					X

24.1	Power of Attorney (included in the signature page to this Registration Statement).					X

99.1	Obalon Therapeutics, Inc. 2016 Equity Incentive Plan and form of award agreements thereunder.	S-1/A	10.3	9/26/16	333-213551

99.2	First Amendment to Obalon Therapeutics, Inc. 2016 Equity Incentive Plan.	10-K	10.4	2/22/19	001-37897

99.3	Obalon Therapeutics, Inc. 2016 Employee Stock Purchase Plan and form of enrollment agreement.	S-1/A	10.4	9/26/16	333-213551

99.4	Amendment to Obalon Therapeutics, Inc. 2016 Employee Stock Purchase Plan.	8-K	10.1	5/4/18	001-37897

99.5	Form of Non-Employee Director Option Agreement.	10-K	10.8	2/23/17	001-37897

99.6	Form of Restricted Stock Unit Award pursuant to the 2016 Equity Incentive Plan.	10-K	10.28	2/22/19	001-37897

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on July 22, 2019.

OBALON THERAPEUTICS, INC.

By:	/s/ William Plovanic
Name:	William Plovanic
Title:	President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William Plovanic, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William Plovanic	President, Chief Financial Officer and Director (Principal Executive & Financial Officer)	July 22, 2019
William Plovanic

/s/ Nooshin Hussainy	Vice President of Finance (Principal Accounting Officer)	July 22, 2019
Nooshin Hussainy

/s/ Andrew Rasdal	Executive Chairman of the Board	July 22, 2019
Andrew Rasdal

/s/ Kim Kamdar, Ph.D.	Director	July 22, 2019
Kim Kamdar, Ph.D.

/s/ Ray Dittamore	Director	July 22, 2019
Ray Dittamore

/s/ Douglas Fisher, M.D.	Director	July 22, 2019
Douglas Fisher, M.D.

/s/ Les Howe	Director	July 22, 2019
Les Howe

/s/ David Moatazedi	Director	July 22, 2019
David Moatazedi

/s/ Sharon Stevenson, DVM Ph.D.	Director	July 22, 2019
Sharon Stevenson, DVM Ph.D.